Exhibit 23.3

CONSENT OF ENGINEER

I hereby consent to references to my name under the heading “Description of the Business — Mineral Reserves and Resources” and all other references to my name included or incorporated by reference in: (i) Teck Resources Limited’s Annual Report on Form 40-F for the year ended December 31, 2018; (ii) Teck Resources Limited’s registration statements on Form S-8 (File Nos. 333-140184, 333-170840 and 333-205514), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended as applicable.

Sincerely,

/s/ Luis Mamani
Name: Luis Mamani
Title: SME Registered Member (4118952RM)

Lima, Peru
Date: February 27, 2019